Exhibit 99.1

VERUS INTERNATIONAL ANNOUNCES NEW EQUITY INVESTMENT

AND NOTES PAYABLE UPDATE

Gaithersburg, MD – July 2, 2020 – Verus International, Inc. (“Verus” or the “Company”) (OTCQB: VRUS) is providing this update to inform analysts and investors of the status of a new equity funding initiative designed to extinguish the Company’s existing debt. This structure is part of a strategy to lower the Company’s cost of capital while minimizing future dilutive events.

Specifically, Verus has signed an agreement with a financial entity to provide up to $5 million of funding through the periodic sale of equity at a modest 5% discount to market. This agreement provides Verus the ability to access lower cost of capital when needed without creating the potential for significant future dilution. The use of proceeds will be used to retire existing debt and to fund working capital requirements. In addition to this agreement, the Company also expects to establish domestic commercial credit as its U.S. shipments accelerate during Q3 and through Q4 2020. Recurring domestic revenue was a major, missing element required to secure a domestic credit line, so current order flow is expected to be sufficient to finally qualify for this type of low cost credit.

“This new equity funding partnership is an incredible structure for the Company as the 5% discount to market is an extremely low cost of capital,” explained Verus CEO Anshu Bhatnagar. “This structure also allows us to control the amount and timing of any additional dilution as compared to the uncontrolled dilution provided by convertible debt structures.”

Verus is also renegotiating the terms of its note that was scheduled to mature July 1, 2020 and expects to finalize an amended agreement concerning this note in the near future. The Company is also in active discussions with other note holders to extend or modify the payoff structures of the related convertible notes. The near-term note holders have been cooperative in providing flexibility in order to satisfy the principal payments on their respective notes. Verus will update investors as changes to these notes are finalized.

“We have been in friendly discussions with our note holders to create terms that will be more conducive to paying off the balances of these notes, rather than converting the notes to shares of our common stock,” said CEO Bhatnagar. “I am pleased that our note holders are working with us to create solutions that balance their desire to be repaid with our need to use capital to grow. We believe that we have the potential to post our best quarter in history in Q3 2020, so we appreciate the flexibility of our note holders as we return to the level of revenue growth we were able to achieve in prior quarters.”

About Verus International

Verus is a global, emerging multi-line consumer packaged goods (CPG) company developing branded product lines in the U.S. and the Middle East; and medical protective supplies on a global basis. The Company trades on the OTC market (OTCQB: VRUS). Investors can find real-time quotes and market information for the Company on www.otcmarkets.com. Additional information is also available at the Company’s website, www.verusfoods.com, and via the official Twitter feed @Verus_Foods, the Big League Foods subsidiary Twitter feed @BigLeagueFoods, the Verus Cares subsidiary Twitter feed @VerusCares, and the Pachyderm Labs subsidiary Twitter feed @PachydermLabs.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contact:
MKR Group Inc.
Todd Kehrli or Mark Forney

vrus@mkr-group.com